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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use in this registration statement of our reports dated January 31, 1994 included herein and to all references to our Firm included in this registration statement.





                                   /s/ Arthur Andersen & Co.
                                   ARTHUR ANDERSEN & CO.


Chicago, Illinois,
February 15, 1994